                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             CITIGROUP INC.                       CITIGROUP FUNDING INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED   (EXACT NAME OF REGISTRANT AS SPECIFIED
             IN ITS CHARTER)                          IN ITS CHARTER)

                DELAWARE                                 DELAWARE
         (STATE OF INCORPORATION                  (STATE OF INCORPORATION
            OR ORGANIZATION)                         OR ORGANIZATION)

               52-1568099                               42-1658283
  (I.R.S. EMPLOYER IDENTIFICATION NO.)     (I.R.S. EMPLOYER IDENTIFICATION NO.)

             399 Park Avenue                 388 Greenwich Street , 38th Floor
        New York, New York 10043                 New York, New York 10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ADDRESS OF PRINCIPAL EXECUTIVE
               (ZIP CODE)                           OFFICES) (ZIP CODE)

    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to Section           securities pursuant to Section
    12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
    effective pursuant to General            effective pursuant to General
    Instruction A.(c), please check          Instruction A.(d), please check
    the following box.          [X]          the following box.         [ ]

Securities Act registration statement file number to which this form relates:
333-122925
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH                        NAME OF EACH EXCHANGE
                 CLASS                                  ON WHICH
                TO BE SO                           EACH CLASS IS TO BE
               REGISTERED                              REGISTERED

-% Select EQUity Indexed NoteS(SM) Based           American Stock Exchange
Upon the Common Stock of Texas
Instruments Incorporated Due -, 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 9 through 17 of Citigroup Funding Inc.'s (the "Company") Prospectus dated May 3, 2005 (Registration No. 333-122925), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the SEQUINS" and "Description of the SEQUINS" on pages S-3 through S-8, S-9 through S-12 and S-13 through S-21, respectively, of the Company's related preliminary Prospectus Supplement, Subject to Completion, dated June 22, 2005, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the SEQUINS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Company's filing under Rule 424(b)(5) dated May 24, 2005.

            99 (B). Preliminary Prospectus Supplement describing the -% Select EQUity Indexed NoteS(SM) Based Upon the Common Stock of Texas Instruments Incorporated Due -, 2006, Subject to Completion, dated June 22, 2005, incorporated by reference to the Company's filing under Rule 424(b)(2) dated June 23, 2005.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration No. 333-122925) (the "Registration Statement").


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Citigroup Inc.
                                                (REGISTRANT)




                                         By:    /s/ Charles E. Wainhouse
                                               -------------------------
                                             Name:   Charles E. Wainhouse
                                             Title:  Assistant Treasurer



                                         Citigroup Funding Inc.
                                               (REGISTRANT)


                                         By:    /s/ Geoffrey S. Richards
                                               -------------------------
                                             Name:   Geoffrey S. Richards
                                             Title:  Vice President and
                                                     Assistant Treasurer

Date: July 22, 2005


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                                INDEX TO EXHIBITS

      Exhibit No.                                     Exhibit
      -----------                                     -------
      99 (A).                      Prospectus dated May 3, 2005, incorporated
                                   by reference to the Company's filing under
                                   Rule 424(b)(5) dated May 24, 2005.
      99 (B).                      Preliminary Prospectus Supplement describing
                                   the -% Select EQUity Indexed NoteS(SM) Based
                                   Upon the Common Stock of Texas Instruments
                                   Incorporated Due -, 2006, Subject to
                                   Completion, dated June 22, 2005,
                                   incorporated by reference to the Company's
                                   filing under Rule 424(b)(2) dated June 23,
                                   2005.

      99 (C).                      Form of Note.

      99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June
                                   1, 2005, incorporated by reference to
                                   Exhibit 4(a) of the Registration Statement.


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